UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2009

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

_____________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 30, 2009, Park City Group, Inc. (the “Company”) entered into an Amendment to Loan Agreement and Note (“Amendment”), pursuant to which U.S. Bank N.A. (“Bank”) has agreed to modify the interest rate as set forth in that certain Revolving Credit Agreement and Note, dated November 24, 2008 (“Loan Documents”), which Loan Documents provide for maximum borrowings of $3,000,000, of which $2,875,701 is currently issued and outstanding.  Under the terms of the Amendment, the interest rate under the terms of the Note has been changed from an annual interest rate of 7.26% to 3.25%.  All other terms and conditions under the Loan Documents remain in full force and effect.   All amounts owed the Bank under the terms of the Loan Documents are guaranteed by Randall K. Fields, the Company’s Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 1, 2009	PARK CITY GROUP, INC.

By: /s/ John Merrill Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Loan Agreement and Note, dated September 30, 2009, by and between Park City Group, Inc. and U.S. Bank N.A.